Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 19, 2002


                        Penn Treaty American Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



      Pennsylvania                  0-15972               23-1664166
----------------------------     ------------          ------------------
(State or other jurisdiction     (Commission           (IRS Employer
of incorporation)                File Number)          Identification No.)


                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (610) 965-2222
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On February 19, 2002, Penn Treaty American Corporation (the "Company") announced that the Pennsylvania Insurance Department had approved the Corrective Action Plan for two of the Company's subsidiaries, Penn Treaty Network America Insurance Company and American Network Insurance Company and that, as a result, the Company had recommenced sales of its long-term care insurance products in Pennsylvania and 22 other states. The Company also announced on that day and on February 20, 2002 that the principal component of the Corrective Action Plan was a Reinsurance Agreement with Centre Solutions (Bermuda), Limited, a subsidiary of Zurich Financial Services Group, pursuant to which , as more particularly set forth in the Reinsurance Slip attached hereto as Exhibit
10.2, Centre Solutions will reinsure 100 percent of the long-term care insurance policies of Penn Treaty Network America Insurance Company and American Network Insurance Company currently in-force, subject to an aggregate limit of liability, which is a function of certain factors and which may be reduced in the event that the rate increases that the Reinsurance Agreement may require are not obtained.

         The Company also announced that it had granted Centre Solutions warrants, exercisable over the next six years at common stock equivalent prices ranging from $4.00 to $12.00 per share, to purchase shares of non-voting convertible preferred stock that, if converted, would represent up to 15 percent of the Company's outstanding shares of common stock, and additional warrants, exercisable if the Company does not commute the reinsured business on December 31, 2007, to purchase shares of non-voting convertible preferred stock that, if converted, would represent an additional 20 percent of the Company's outstanding shares of common stock.

         Three press releases, dated February 19, 2002, and a press release dated February 20, 1002, were issued by the Company and are filed as exhibits hereto and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         3.1 Terms of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock of Penn Treaty American Corporation.

         4.1 Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock of Penn Treaty American Corporation.

         4.2 Warrant to Purchase Shares of Series A-2 Convertible Preferred Stock of Penn Treaty American Corporation.

         4.3 Warrant to Purchase Shares of Series A-3 Convertible Preferred Stock of Penn Treaty American Corporation.

         4.4 Warrant to Purchase Shares of Series A-4 Convertible Preferred Stock of Penn Treaty American Corporation.

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

         10.1 Supplemental Letter Agreement, dated as of February 19, 2002, by and between Centre Solutions (Bermuda) Limited and Penn Treaty American Corporation, Penn Treaty Network America Insurance Company and American Network Insurance Company.

         10.2 Reinsurance Slip, dated as of December 31, 2001, by and among Penn Treaty American Corporation, Penn Treaty Network America Insurance Company, American Network Insurance Company and Centre Solutions (Bermuda) Limited.

         10.3 Investor Rights Agreement, dated as of February 19, 2002, by and among Penn Treaty American Corporation and Centre Strategic Investment Holdings.

         99.1 Press Release of Penn Treaty American Corporation dated February 19, 2002.

         99.2 Press Release of Penn Treaty American Corporation dated February 19, 2002.

         99.3 Press Release of Penn Treaty American Corporation dated February 19, 2002.

         99.4 Joint Press Release of Penn Treaty American Corporation and Centre Solutions (Bermuda) Limited, dated February 20, 2002.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PENN TREATY AMERICAN CORPORATION


February 20, 2002                           By:  /s/ Cameron B. Waite
                                                 ---------------------------
                                                     Cameron B. Waite
                                                     Chief Financial Officer





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


                                  EXHIBIT INDEX

Number   Exhibit

3.1 Terms of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock of Penn Treaty American Corporation.

4.1 Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock of Penn Treaty American Corporation.

4.2 Warrant to Purchase Shares of Series A-2 Convertible Preferred Stock of Penn Treaty American Corporation.

4.3 Warrant to Purchase Shares of Series A-3 Convertible Preferred Stock of Penn Treaty American Corporation.

4.4 Warrant to Purchase Shares of Series A-4 Convertible Preferred Stock of Penn Treaty American Corporation.

10.1 Supplemental Letter Agreement, dated as of February 19, 2002, by and between Centre Solutions (Bermuda) Limited and Penn Treaty American Corporation, Penn Treaty Network America Insurance Company and American Network Insurance Company.

10.2 Reinsurance Slip, dated as of December 31, 2001, by and among Penn Treaty American Corporation, Penn Treaty Network America Insurance Company, American Network Insurance Company and Centre Solutions (Bermuda) Limited.

10.3 Investor Rights Agreement, dated as of February 19, 2002, by and among Penn Treaty American Corporation and Centre Strategic Investment Holdings.

99.1     Press Release of Penn Treaty American Corporation dated February 19,
         2002.

99.2     Press Release of Penn Treaty American Corporation dated February 19,
         2002.

99.3     Press Release of Penn Treaty American Corporation dated February 19,
         2002.

99.4 Joint Press Release of Penn Treaty American Corporation and Centre Solutions (Bermuda) Limited, dated February 20, 2002.


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